As filed with the Securities and Exchange Commission on August 15, 2023

Registration No. 333-270496

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BV Financial, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	14-1920944
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7114 North Point Road

Baltimore, Maryland 21219

(410) 477-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David M. Flair

Timothy L. Prindle

Co-President and Chief Executive Officers

BV Financial, Inc.

7114 North Point Road

Baltimore, Maryland 21219

(410) 477-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott A. Brown, Esq.

Zachary A. Davis, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

Sale to the Public Concluded on July 31, 2023

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 8,518,302 shares of the 19,159,800 shares of common stock, $0.01 par value per share, of BV Financial, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on May 15, 2023. Of the remaining 10,641,498 shares of common stock, (i) 9,798,980 shares of common stock have been offered and sold in accordance with the Prospectus dated May 15, 2023, as filed pursuant to Securities Act Rule 424(b) on May 23, 2023, as supplemented by the Prospectus Supplement dated June 23, 2023, as filed pursuant to Securities Act Rule 424(b) on June 23, 2023 (collectively, the “Prospectus”), and (ii) 842,518 shares of common stock have been offered and sold in an exchange offering in accordance with the Prospectus/Proxy Statement dated May 15, 2023, as filed pursuant to Securities Act Rule 424(b) on May 23, 2023 (the “Prospectus/Proxy Statement”). No further shares of common stock will be offered and sold pursuant to the Prospectus or issued and exchanged pursuant to the Prospectus/Proxy Statement by the Registrant. The Registrant, therefore, requests deregistration of the 8,518,302 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on August 15, 2023.

BV FINANCIAL, INC.

By:	/s/ David M. Flair
David M. Flair
Co-President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

David M. Flair David M. Flair	Co-President, Co-Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2023

/s/ Timothy L. Prindle* Timothy L. Prindle	Co-President, Co-Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2023

/s/ Michael J. Dee* Michael J. Dee	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2023

/s/ Gary T. Amereihn* Gary T. Amereihn	Chairman of the Board	August 15, 2023

/s/ William Streett Baldwin* William Streett Baldwin	Director	August 15, 2023

/s/ William B. Crompton, III* William B. Crompton, III	Director	August 15, 2023

/s/ Joseph S. Galli* Joseph S. Galli	Director	August 15, 2023

/s/ Brian K. McHale* Brian K. McHale	Director	August 15, 2023

/s/ Joshua W. Posnick* Joshua W. Posnick	Director	August 15, 2023

P. David Bramble	Director

/s/ Machteld V. Thomas* Machteld V. Thomas	Director	August 15, 2023

*	Pursuant to the Power of Attorney contained in the signature page to the Registration Statement, as initially filed in the Form S-1 on March 13, 2023